Exhibit 99.l   NEWS RELEASE

As previously announced, TDS will hold a teleconference August 2, 2013 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Investor Relations page of www.teldta.com.

Contact:    Jane W. McCahon, Vice President, Corporate Relations and Corporate Secretary

                    (312) 592-5379; jane.mccahon@teldta.com

                    Julie D. Mathews, Manager, Investor Relations

                    (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS SECOND QUARTER 2013 RESULTS

Updates TDS Telecom guidance to include Baja Broadband acquisition

CHICAGO – August 2, 2013 – Telephone and Data Systems, Inc. [NYSE:TDS] reported operating revenues of $1,228.2 million for the second quarter of 2013, versus $1,323.2 million for the comparable period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $156.1 million and $1.42 respectively, for the second quarter of 2013, compared to $42.3 million and $0.39, respectively, in the comparable period one year ago.

The following significant events occurred during the second quarter of 2013:

•         On April 3, U.S. Cellular deconsolidated the St. Lawrence Seaway RSA Cellular Partnership (“NY1”) and the New York RSA 2 Cellular Partnership (“NY2”).  As a result, the NY1 and NY2 partnerships results are now reported using the equity method of accounting for investments in the consolidated financial statements.  U.S. Cellular has retained the same ownership percentage and will continue to report the same percentage of income.

•         On May 16, U.S. Cellular’s previously announced transaction to sell its Chicago, St. Louis, central Illinois and three other markets (the “Divestiture Transaction”) closed and U.S. Cellular received $480 million in cash and recognized a pre-tax gain of $266.4 million.

•         On June 25, U.S. Cellular paid a special cash dividend of $5.75 per Common Share and Series A Common Share, for an aggregate amount of $482.3 million.  Of the amount paid, TDS received $407.1 million.

“Our businesses have achieved significant strategic milestones so far this year,” said LeRoy T. Carlson, Jr., TDS president and CEO. “At U.S. Cellular, we divested underperforming markets in May for $480 million, and returned value to shareholders through a special, one-time dividend. In June, U.S. Cellular also announced an agreement to monetize non-strategic spectrum at a significant valuation.  Yesterday, we closed the Baja Broadband acquisition and TDS Telecom began implementing strategies to drive customer penetration in Baja’s markets. This morning, we announced a new $250 million share repurchase authorization that will enable us to return value to TDS shareholders.

“With the leadership of president and CEO Ken Meyers, U.S. Cellular continues to execute aggressive strategies to accelerate customer growth and improve its competitive position. The 4G LTE network expansion is supporting growth in smartphone penetration and data use, though the corresponding increase in smartphone subsidies continues to impact profitability. To build the customer base and reduce churn, U.S. Cellular plans to enhance its device portfolio with Apple products later this year. U.S. Cellular also recently converted to a new billing and operation support system that will improve efficiency and enable faster delivery of new services and products, such as shared data plans for customers with multiple devices.

“TDS Telecom continued to increase ILEC residential broadband and video penetration in the quarter, and commercial managedIP connections increased 50 percent year over year. TDS Telecom’s revenue growth in the quarter was driven primarily by our hosted and managed services acquisitions, where we are focused on offering comprehensive, end-to-end IT solutions for mid-market customers.”

SHARE Repurchase

The TDS board has authorized a $250 million share repurchase program, with no expiration date.  The board authorized management to use its discretion to make purchases, as market conditions warrant, on the open market or at negotiated prices in private transactions.

2013 ESTIMATES

Estimates of full-year 2013 results for U.S. Cellular, TDS Telecom and TDS are shown below.  Such estimates represent management’s view as of the date of filing TDS’ Form 10-Q for the quarter ended June 30, 2013.  Such forward-looking statements should not be assumed to be current as of any future date.  TDS undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2013 Estimated Results (1)
	U.S. Cellular (2)		TDS Telecom		TDS (2)(6)
	Previous	Current	Previous	Current	Previous	Current
(Dollars in millions)
Adjusted operating revenues (3)	$3,620-$3,740	$3,615-$3,715	$850-$900	$890-$930	$4,515-$4,685	$4,550-$4,690
Adjusted income before income taxes (4)	$595-$715	$600-$700	$220-$250	$230-$260	$810-$960	$830-$960
Capital expenditures	Unchanged	$735	$155	$165	$900	$910

(1)     These estimates are based on TDS’ current plans, which include an expansion of the multi-year deployment of 4G LTE technology; such expansion includes deployment on 700 MHz in additional markets as well as deployment on the 850 MHz band to provide additional capacity for future growth in data usage, enable potential future 4G LTE roaming, and support the sale of Apple products.  The financial impacts of selling Apple products in 2013 consist of the following:

•         Increased Adjusted operating revenues resulting from net incremental customers added and retained as a result of offering Apple products;

•         Decreased Adjusted income before income taxes as a result of net increases in costs, primarily loss on equipment sales as a result of offering Apple products; and

•         Increased Capital expenditures related to the deployment on the 850 MHz band to provide additional capacity for future growth in data usage, which includes capacity required to accommodate Apple products.

These estimates also reflect the impacts of the deconsolidation of certain partnerships as of April 2013 at U.S. Cellular.  These estimates do not include (i) the reported gain on sale of business and other exit costs, net (ii) the reported gain on investments, or (iii) the expected gains from pending spectrum license divestitures.  In addition, the estimates also reflect the impacts of the acquisition of Baja Broadband, LLC as of August 1, 2013 and of a multi-year deployment of IPTV at TDS Telecom.  New developments or changing conditions (such as, but not limited to, regulatory developments, customer net growth, customer demand for data services, costs to deploy, agreements for content or franchises, or possible acquisitions, dispositions or exchanges) could affect TDS’ plans and, therefore, its 2013 estimated results.

(2)     These estimates reflect the Divestiture Transaction which closed on May 16, 2013.

These estimates reflect U.S. Cellular’s consolidated results for 2013.  Estimated results reflecting U.S. Cellular’s Divestiture Markets and Core Markets are shown in the table below:

	2013 Estimated Results
	U.S. Cellular Core Markets (5)		U.S. Cellular Divestiture Markets (5)		U.S. Cellular Consolidated (5)
	Previous	Current	Previous	Current	Previous	Current
(Dollars in millions)
Adjusted operating revenues (3)	Unchanged	$3,475-$3,575	$145-$165	$140	$3,620-$3,740	$3,615-$3,715
Adjusted income before income taxes (4)	Unchanged	$560-$660	$35-$55	$40	$595-$715	$600-$700
Capital expenditures	Unchanged	$730	Unchanged	$5	Unchanged	$735

(3)     Adjusted operating revenues is a non-GAAP financial measure defined as Operating revenues excluding U.S. Cellular Equipment sales revenues. U.S. Cellular Equipment sales revenues are excluded from Adjusted operating revenues since U.S. Cellular equipment is generally sold at a net loss, and such net loss that results from U.S. Cellular Equipment sales revenues less U.S. Cellular Cost of equipment sold is viewed as a cost of earning service revenues for purposes of assessing business results.  For purposes of developing this guidance, TDS does not calculate an estimate of U.S. Cellular Equipment sales revenues.  TDS believes this measure provides useful information to investors regarding TDS’ results of operations. Adjusted operating revenues is not a measure of financial performance under GAAP and should not be considered as an alternative to Operating revenues as an indicator of the Company’s operating performance.

(4)     Adjusted income before income taxes is a non-GAAP financial measure defined as Income before income taxes, adjusted for:  Depreciation, amortization and accretion, net Gain or loss on sale of business and other exit costs (if any), net Gain or loss on investments (if any), and Interest expense.  Adjusted income before income taxes excludes these items in order to show operating results on a more comparable basis from period to period.  In the future, TDS may also exclude other items from adjusted income before income taxes if such items may help reflect operating results on a more comparable basis.  TDS does not intend to imply that any such amounts that are excluded are non-recurring, infrequent or unusual; such amounts may occur in the future.  Adjusted income before income taxes is not a measure of financial performance under GAAP and should not be considered as an alternative to Income before income taxes as an indicator of the Company’s operating performance or as an alternative to Cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity.  The following tables provide a reconciliation of Income (loss) before income taxes to Adjusted income before income taxes for 2013 Estimated Results, six months ended June 30, 2013 actual results, and 2012 actual results:

	2013 Current Estimated Results
	U.S. Cellular Core Markets (5)	U.S. Cellular Divestiture Markets (2)(5)	U.S. Cellular Consolidated (5)	TDS Telecom	TDS (6)
(Dollars in millions)
Income (loss) before income taxes	($10)-$90	$30	$20-$120	$25-$55	$30-$160
Depreciation, amortization and accretion expense (7)	$540	$250	$790	$205	$1,005
(Gain) loss on sale of business and other exit costs, net	—	($240)	($240)	—	($295)
(Gain) loss on investments	($20)	—	($20)	—	($15)
Interest expense	$50	—	$50	—	$105
Adjusted income before income taxes	$560-$660	$40	$600-$700	$230-$260	$830-$960

	Actual Results
	Six Months Ended June 30, 2013			Year Ended December 31, 2012
	U.S. Cellular Consolidated (5)	TDS Telecom	TDS (6)	U.S. Cellular Consolidated (5)	TDS Telecom	TDS (6)
(Dollars in millions)
Income before income taxes	$282	$22	$322	$205	$45	$196
Depreciation, amortization and accretion expense (7)	393	98	497	609	193	814
(Gain) loss on sale of business and other exit costs, net	(242)	—	(296)	21	—	21
(Gain) loss on investments	(19)	—	(15)	4	—	4
Interest expense	21	(1)	48	42	(1)	87
Adjusted income before income taxes	$435	$119	$556	$881	$237	$1,122

(5)

The U.S. Cellular Consolidated amounts represent GAAP financial measures and include the results of both the Core Markets and the Divestiture Markets.  The amounts for Core Markets and Divestiture Markets represent non-GAAP financial measures.  TDS believes that the amounts for the Core Markets and Divestiture Markets may be useful to investors and other users of its financial information in evaluating the separate results for the Core Markets.  Divestiture Markets are comprised of U.S. Cellular's Chicago, central Illinois, St. Louis and certain Indiana/Michigan/Ohio markets.  Core Markets are comprised of all other markets in which U.S. Cellular conducts business including Peoria, Rockford and certain other areas in Illinois, and in Columbia, Joplin, Jefferson City and certain other areas in Missouri.  Core Markets as defined also includes any other income or expenses due to U.S. Cellular’s direct or indirect ownership interests in other spectrum in the Divestiture Markets which was not included in the sale and other retained assets from the Divestiture Markets.

(6)	The TDS column includes U.S. Cellular, TDS Telecom and also the impacts of consolidating eliminations, corporate operations and non-reportable segments, all of which are not presented above.

(7)

The 2013 estimated amount for Depreciation, amortization and accretion expense in the U.S. Cellular Divestiture Markets includes approximately $168 million of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.  Actual results for the six months ended June 30, 2013 and the year ended December 31, 2012 include $88 million and $20 million, respectively, of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.

Conference Call Information

TDS will hold a conference call on August 2, 2013 at 9:30 a.m. CDT.

•         Access the live call on the Investor Relations page of www.teldta.com  or at http://www.videonewswire.com/event.asp?id=95316.

•         Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless; broadband, TV and voice; and hosted and managed services to approximately 6 million customers nationwide through its business units, U.S. Cellular, TDS Telecom and TDS Hosted & Managed Services. Founded in 1969 and headquartered in Chicago, TDS employed 10,700 people as of June 30, 2013.

Visit www.teldta.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of the pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

United States Cellular Corporation
Total Markets Summary Operating Data (Unaudited)

Quarter Ended	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Retail Customers
Postpaid
Total at end of period	4,412,000	5,060,000	5,134,000	5,175,000	5,213,000
Gross additions	165,000	191,000	241,000	230,000	199,000
Net additions (losses)	(120,000)	(74,000)	(41,000)	(38,000)	(48,000)
ARPU (1)	$54.18	$54.85	$54.56	$54.34	$54.42
Churn rate (2)	2.0%	1.7%	1.8%	1.7%	1.6%
Smartphone penetration (3) (4)	45.5%	43.5%	41.8%	38.6%	36.8%
Prepaid
Total at end of period	381,000	446,000	423,000	386,000	329,000
Gross additions	77,000	104,000	107,000	120,000	78,000
Net additions (losses)	(7,000)	23,000	37,000	57,000	20,000
ARPU (1)	$31.69	$33.31	$33.56	$32.97	$33.59
Churn rate (2)	6.8%	6.2%	5.8%	5.9%	6.2%
Total customers at end of period	4,968,000	5,736,000	5,798,000	5,808,000	5,799,000
Billed ARPU (1)	$50.60	$51.13	$50.94	$50.83	$50.99
Service revenue ARPU (1)	$57.45	$57.63	$58.00	$59.57	$59.05
Smartphones sold as a percent of total devices sold	66.0%	61.7%	62.9%	53.0%	51.9%
Total population
Consolidated markets (5)	84,025,000	93,943,000	93,244,000	92,996,000	92,684,000
Consolidated operating markets (5)	31,822,000	47,440,000	46,966,000	46,966,000	46,966,000
Market penetration at end of period
Consolidated markets (6)	5.9%	6.1%	6.2%	6.2%	6.3%
Consolidated operating markets (6)	15.6%	12.1%	12.3%	12.4%	12.3%
Capital expenditures (000s)	$168,500	$118,400	$253,100	$199,100	$183,200
Total cell sites in service	7,748	8,027	8,028	7,984	7,932
Owned towers in service	4,411	4,411	4,408	4,377	4,346

United States Cellular Corporation
Core Markets Summary Operating Data (Unaudited)
Excludes NY1 & NY2

Quarter Ended	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Retail Customers
Postpaid
Total at end of period	4,412,000	4,463,000	4,496,000	4,515,000	4,538,000
Gross additions	165,000	176,000	208,000	196,000	167,000
Net additions (losses)	(53,000)	(33,000)	(19,000)	(23,000)	(30,000)
ARPU (1)	$54.44	$54.21	$53.91	$53.67	$53.73
Churn rate (2)	1.6%	1.6%	1.7%	1.6%	1.4%
Smartphone penetration (3) (4)	45.5%	43.0%	41.1%	37.8%	36.0%
Prepaid
Total at end of period	381,000	373,000	342,000	305,000	246,000
Gross additions	76,000	91,000	87,000	99,000	60,000
Net additions (losses)	8,000	31,000	37,000	59,000	23,000
ARPU (1)	$31.65	$32.92	$33.21	$32.97	$33.23
Churn rate (2)	6.0%	5.6%	5.1%	4.8%	5.4%
Total customers at end of period	4,968,000	5,005,000	5,022,000	5,012,000	4,989,000
Billed ARPU (1)	$50.98	$50.93	$50.71	$50.59	$50.71
Service revenue ARPU (1)	$57.88	$57.14	$57.67	$59.34	$58.89
Smartphones sold as a percent of total devices sold	66.1%	62.1%	62.9%	53.0%	52.0%
Total population
Consolidated markets (5)	84,025,000	84,025,000	83,384,000	82,595,000	82,283,000
Consolidated operating markets (5)	31,822,000	31,822,000	31,445,000	31,110,000	31,110,000
Market penetration at end of period
Consolidated markets (6)	5.9%	6.0%	6.0%	6.1%	6.1%
Consolidated operating markets (6)	15.6%	15.7%	16.0%	16.1%	16.0%
Capital expenditures (000s)	$171,200	$113,300	$241,400	$184,100	$163,600
Total cell sites in service	6,113	6,113	6,130	6,089	6,041
Owned towers in service	3,844	3,846	3,847	3,818	3,787

(1)     ARPU metrics are calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

a.        Postpaid ARPU consists of total postpaid service revenues and postpaid customers.

b.        Prepaid ARPU consists of total prepaid service revenues and prepaid customers.

c.        Billed ARPU consists of total retail service revenues and postpaid, prepaid and reseller customers.

d.        Service revenue ARPU consists of total retail service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.

(2)     Churn metrics represent the percentage of the postpaid or prepaid customers that disconnect service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(3)     Smartphones represent wireless devices which run on an AndroidTM, BlackBerry® or Windows Mobile® operating system, excluding tablets.

(4)     Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)     Used only to calculate market penetration of consolidated and core markets and consolidated and core operating markets, respectively. See footnote (6) below.

(6)     Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated and core markets and consolidated and core operating markets, respectively, as estimated by Claritas®.

TDS Telecom
Summary Operating Data (Unaudited)

Quarter Ended	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
TDS Telecom
ILEC:
Residential Connections
Physical access lines (1)	342,200	345,500	350,100	355,800	360,100
Broadband connections (2)	224,500	221,900	221,700	223,100	222,400
IPTV customers	10,500	9,000	7,900	6,700	5,600
ILEC residential connections	577,200	576,400	579,700	585,600	588,100

Commercial Connections
Physical access lines (1)	104,100	106,000	107,600	109,800	111,100
Broadband connections (2)	18,500	18,400	18,500	18,500	18,400
managedIP connections (3)	19,900	18,400	17,200	15,000	13,200
ILEC commercial connections	142,500	142,800	143,300	143,300	142,700

CLEC:
Residential Connections
Physical access lines (1)	21,800	23,000	24,600	26,200	27,900
Broadband connections (2)	7,200	7,700	8,200	8,900	9,500
CLEC residential connections	29,000	30,700	32,800	35,100	37,400

Commercial Connections
Physical access lines (1)	125,000	129,700	135,500	140,300	145,100
Broadband connections (2)	9,700	10,400	11,200	12,000	12,800
managedIP connections (3)	92,000	85,000	77,400	69,500	61,400
CLEC commercial connections	226,700	225,100	224,100	221,800	219,300

Total ILEC and CLEC Customer Connections	975,400	975,000	979,900	985,800	987,500

(1)     Individual circuits connecting customers to TDS Telecom’s central office facilities.

(2)     The number of customers provided high-capacity data circuits via various technologies, including DSL and dedicated Internet circuit technologies.

(3)     The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

TDS Telecom
Capital Expenditures (000s)

Quarter Ended	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
ILEC	$29,400	$22,400	$43,400	$33,700	$32,500
CLEC	3,900	5,500	6,100	5,400	4,900
HMS	2,300	2,600	2,300	4,400	5,500
	$35,600	$30,500	$51,800	$43,500	$42,900

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
Three Months Ended June 30,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase/ (Decrease)
	2013	2012	Amount	Percent
Operating revenues
U.S. Cellular	$995,130	$1,104,400	$(109,270)	(10%)
TDS Telecom	223,460	208,519	14,941	7%
All Other (1)	9,576	10,250	(674)	(7%)
	1,228,166	1,323,169	(95,003)	(7%)
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	813,464	869,980	(56,516)	(6%)
Depreciation, amortization and accretion	202,580	147,555	55,025	37%
Loss on asset disposals, net	9,018	2,702	6,316	>100%
(Gain) loss on sale of business and other exit costs, net	(249,024)	—	(249,024)	N/M
	776,038	1,020,237	(244,199)	(24%)
TDS Telecom
Expenses excluding depreciation, amortization and accretion	162,954	148,983	13,971	9%
Depreciation, amortization and accretion	48,756	47,945	811	2%
(Gain) loss on asset disposals, net	(682)	306	(988)	>(100%)
	211,028	197,234	13,794	7%
All Other (1)
Expenses excluding depreciation and amortization	10,033	11,111	(1,078)	(10%)
Depreciation and amortization	2,867	3,009	(142)	(5%)
Loss on impairment of assets	—	515	(515)	N/M
Gain on asset disposals, net	(17)	(13)	(4)	(31%)
(Gain) loss on sale of business and other exit costs, net	(54,010)	—	(54,010)	N/M
	(41,127)	14,622	(55,749)	>(100%)

Total operating expenses	945,939	1,232,093	(286,154)	(23%)
Operating income (loss)
U.S. Cellular	219,092	84,163	134,929	>100%
TDS Telecom	12,432	11,285	1,147	10%
All Other (1)	50,703	(4,372)	55,075	>(100%)
	282,227	91,076	191,151	>100%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	35,605	25,392	10,213	40%
Interest and dividend income	2,600	2,352	248	11%
Gain (loss) on investments	14,518	(3,728)	18,246	>(100%)
Interest expense	(23,749)	(23,139)	(610)	(3%)
Other, net	(197)	(249)	52	21%
Total investment and other income	28,777	628	28,149	>100%
Income before income taxes	311,004	91,704	219,300	>100%
Income tax expense	132,607	35,765	96,842	>100%
Net income	178,397	55,939	122,458	>100%
Less: Net income attributable to noncontrolling interests, net of tax	(22,320)	(13,602)	(8,718)	(64%)
Net income attributable to TDS shareholders	156,077	42,337	113,740	>100%
Preferred dividend requirement	(12)	(12)	—	—
Net income available to common shareholders	$156,065	$42,325	$113,740	>100%

Basic weighted average shares outstanding	108,385	108,732	(347)	—
Basic earnings per share attributable to TDS shareholders	$1.44	$0.39	$1.05	>100%

Diluted weighted average shares outstanding	108,913	109,022	(109)	—
Diluted earnings per share attributable to TDS shareholders	$1.42	$0.39	$1.03	>100%

(1)     Consists of Non-Reportable Segment, corporate operations and intercompany eliminations between U.S. Cellular, TDS Telecom, the Non-Reportable Segment and corporate operations.  TDS recognized an incremental $53.5 million upon closing of the Divesture Transaction as a result of lower asset basis in assets disposed.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
Six Months Ended June 30,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase/ (Decrease)
	2013	2012	Amount	Percent
Operating revenues
U.S. Cellular	$2,076,876	$2,196,521	$(119,645)	(5%)
TDS Telecom	440,521	412,594	27,927	7%
All Other (1)	19,342	19,845	(503)	(3%)
	2,536,739	2,628,960	(92,221)	(4%)
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	1,691,534	1,732,424	(40,890)	(2%)
Depreciation, amortization and accretion	392,425	294,240	98,185	33%
Loss on asset disposals, net	14,452	4,705	9,747	>100%
(Gain) loss on sale of business and other exit costs, net	(242,093)	(4,213)	(237,880)	>100%
	1,856,318	2,027,156	(170,838)	(8%)
TDS Telecom
Expenses excluding depreciation, amortization and accretion	322,440	292,403	30,037	10%
Depreciation, amortization and accretion	98,247	95,388	2,859	3%
(Gain) loss on asset disposals, net	(489)	426	(915)	>(100%)
	420,198	388,217	31,981	8%
All Other (1)
Expenses excluding depreciation and amortization	19,272	22,057	(2,785)	(13%)
Depreciation and amortization	5,608	6,315	(707)	(11%)
Loss on impairment of assets	—	515	(515)	N/M
Gain on asset disposals, net	(28)	(18)	(10)	(56%)
(Gain) loss on sale of business and other exit costs, net	(54,010)	—	(54,010)	N/M
	(29,158)	28,869	(58,027)	>(100%)

Total operating expenses	2,247,358	2,444,242	(196,884)	(8%)
Operating income (loss)
U.S. Cellular	220,558	169,365	51,193	30%
TDS Telecom	20,323	24,377	(4,054)	(17%)
All Other (1)	48,500	(9,024)	57,524	>(100%)
	289,381	184,718	104,663	57%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	62,694	48,781	13,913	29%
Interest and dividend income	4,178	4,535	(357)	(8%)
Gain (loss) on investments	14,518	(3,728)	18,246	>(100%)
Interest expense	(48,247)	(47,603)	(644)	(1%)
Other, net	(351)	(21)	(330)	>100%
Total investment and other income	32,792	1,964	30,828	>100%
Income before income taxes	322,173	186,682	135,491	73%
Income tax expense	136,787	63,177	73,610	>100%
Net income	185,386	123,505	61,881	50%
Less: Net income attributable to noncontrolling interests, net of tax	(27,890)	(28,914)	1,024	4%
Net income attributable to TDS shareholders	157,496	94,591	62,905	67%
Preferred dividend requirement	(25)	(25)	—	—
Net income available to common shareholders	$157,471	$94,566	$62,905	67%

Basic weighted average shares outstanding	108,320	108,693	(373)	—
Basic earnings per share attributable to TDS shareholders	$1.45	$0.87	$0.58	67%

Diluted weighted average shares outstanding	108,827	108,964	(137)	—
Diluted earnings per share attributable to TDS shareholders	$1.44	$0.86	$0.58	67%

(1)     Consists of Non-Reportable Segment, corporate operations and intercompany eliminations between U.S. Cellular, TDS Telecom, the Non-Reportable Segment and corporate operations.  TDS recognized an incremental $53.5 million upon closing of the Divesture Transaction as a result of lower asset basis in assets disposed.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	June 30,	December 31,
	2013	2012
Current assets
Cash and cash equivalents	$1,246,415	$740,481
Short-term investments	110,352	115,700
Accounts receivable from customers and others	485,596	574,328
Inventory	168,700	160,692
Net deferred income tax asset	56,822	43,411
Prepaid expenses	93,383	86,385
Income taxes receivable	9	9,625
Other current assets	32,375	32,815
	2,193,652	1,763,437

Assets held for sale	78,389	163,242

Investments
Licenses	1,418,832	1,480,039
Goodwill	759,885	797,194
Other intangible assets, net	52,592	58,522
Investments in unconsolidated entities	312,046	179,921
Long-term investments	40,120	50,305
Other investments	738	824
	2,584,213	2,566,805

Property, plant and equipment, net
U.S. Cellular	2,823,509	3,022,588
TDS Telecom	906,904	934,188
Other	38,520	40,490
	3,768,933	3,997,266

Other assets and deferred charges	129,578	133,150

Total assets	$8,754,765	$8,623,900

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	June 30,	December 31,
	2013	2012
Current liabilities
Current portion of long-term debt	$1,899	$1,233
Accounts payable	393,906	377,291
Customer deposits and deferred revenues	228,259	222,345
Accrued interest	8,599	6,565
Accrued taxes	190,836	48,237
Accrued compensation	95,677	134,932
Other current liabilities	114,910	134,005
	1,034,086	924,608

Liabilities held for sale	559	19,594

Deferred liabilities and credits
Net deferred income tax liability	855,623	862,580
Other deferred liabilities and credits	460,991	438,727

Long-term debt	1,720,642	1,721,571

Noncontrolling interests with redemption features	512	493

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01	1,327	1,327
Capital in excess of par value	2,299,091	2,304,122
Treasury shares, at cost	(738,397)	(750,099)
Accumulated other comprehensive loss	(8,438)	(8,132)
Retained earnings	2,586,567	2,464,318
Total TDS shareholders' equity	4,140,150	4,011,536

Preferred shares	825	825
Noncontrolling interests	541,377	643,966

Total equity	4,682,352	4,656,327

Total liabilities and equity	$8,754,765	$8,623,900

Balance Sheet Highlights
June 30, 2013
(Unaudited, dollars in thousands)

	U.S.	TDS	TDS Corporate	Intercompany		TDS
	Cellular	Telecom	& Other	Eliminations		Consolidated
Cash and cash equivalents	$467,421	$92,257	$686,737	$	―	$1,246,415
Affiliated cash investments	―	397,972	―		(397,972)	―
Short-term investments	110,352	―	―		―	110,352
	$577,773	$490,229	$686,737		$(397,972)	$1,356,767

Licenses, goodwill and other intangible assets	$1,783,572	$577,367	$(129,630)	$	―	$2,231,309
Investment in unconsolidated entities	276,363	3,809	38,985		(7,111)	312,046
Long-term and other investments	40,120	738	―		―	40,858
	$2,100,055	$581,914	$(90,645)		$(7,111)	$2,584,213

Property, plant and equipment, net	$2,823,509	$906,904	$38,520	$	―	$3,768,933

Long-term debt:
Current portion	$100	$70	$1,729	$	―	$1,899
Non-current portion	879,121	724	840,797		―	1,720,642
Total	$879,221	$794	$842,526	$	―	$1,722,541

Preferred shares	$ ―	$ ―	$825	$	―	$825

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents TDS’ cash and cash equivalents and investments at June 30, 2013 and December 31, 2012.

	June 30,	December 31,
	2013	2012

Cash and cash equivalents	$1,246,415	$740,481

Amounts included in short-term investments (1) (2)
U.S. Treasury Notes	110,352	115,700

Amounts included in long-term investments (1) (3)
U.S. Treasury Notes	40,120	50,305

Total cash and cash equivalents and investments	$1,396,887	$906,486

(1)     Designated as held-to-maturity investments and are recorded at amortized cost in the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     At June 30, 2013, maturities range between 17 and 18 months.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
Six Months Ended June 30,
(Unaudited, dollars in thousands)
	2013	2012
Cash flows from operating activities
Net income	$185,386	$123,505
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	496,280	395,943
Bad debts expense	35,187	33,626
Stock-based compensation expense	12,902	20,955
Deferred income taxes, net	(21,246)	29,929
Equity in earnings of unconsolidated entities	(62,694)	(48,781)
Distributions from unconsolidated entities	47,635	6,973
Loss on impairment of assets	—	515
Loss on asset disposals, net	13,935	5,074
(Gain) loss on sale of business and other exit costs, net	(296,103)	(4,174)
(Gain) loss on investments	(14,518)	3,728
Noncash interest expense	997	1,728
Other operating activities	505	1,010
Changes in assets and liabilities from operations
Accounts receivable	(5,781)	(10,197)
Inventory	(8,105)	(58,467)
Accounts payable	58,204	(23,336)
Customer deposits and deferred revenues	7,897	22,786
Accrued taxes	150,425	89,433
Accrued interest	2,172	(1,823)
Other assets and liabilities	(81,586)	(81,517)
	521,492	506,910

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(384,281)	(501,211)
Cash paid for acquisitions and licenses	(14,150)	(52,213)
Cash received from divestitures	480,000	50,036
Cash paid for investments	—	(45,000)
Cash received for investments	15,000	128,444
Other investing activities	14,127	(8,916)
	110,696	(428,860)

Cash flows from financing activities
Repayment of long-term debt	(605)	(952)
Issuance of long-term debt	—	358
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	776	(39)
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	(2,206)	(2,465)
Repurchase of U.S. Cellular Common Shares	(18,425)	—
Dividends paid to TDS shareholders	(27,598)	(26,610)
U.S. Cellular dividends paid to noncontrolling public shareholders	(75,235)	—
Payment of debt issuance costs	(23)	—
Distributions to noncontrolling interests	(3,292)	(643)
Other financing activities	354	2,790
	(126,254)	(27,561)

Net increase in cash and cash equivalents	505,934	50,489
Cash and cash equivalents
Beginning of period	740,481	563,275
End of period	$1,246,415	$613,764

TDS Telecom Highlights
Three Months Ended June 30,
(Unaudited, dollars in thousands)

			Increase (Decrease)
	2013	2012	Amount	Percent
Local Telephone Operations
Operating revenues
Residential	$69,516	$70,082	$(566)	(0)
Commercial	24,266	24,201	65	—
Wholesale	48,691	49,769	(1,078)	(2%)
	142,473	144,052	(1,579)	(1%)
Operating expenses
Cost of services and products	46,621	47,180	(559)	(0)
Selling, general and administrative expenses	41,274	43,216	(1,942)	(4%)
Depreciation, amortization and accretion	37,972	37,834	138	—
(Gain) loss on asset disposals and exchanges, net	(850)	136	(986)	>(100)%
	125,017	128,366	(3,349)	(3%)

Operating income	$17,456	$15,686	$1,770	11%

Competitive Local Exchange Carrier Operations
Operating revenues
Residential	$3,395	$4,338	$(943)	(22%)
Commercial	35,022	34,905	117	—
Wholesale	3,716	4,957	(1,241)	(25%)
	42,133	44,200	(2,067)	(5%)
Operating expenses
Cost of services and products	22,183	22,702	(519)	(2%)
Selling, general and administrative expenses	15,850	16,769	(919)	(5%)
Depreciation, amortization and accretion	5,221	5,466	(245)	(4%)
Loss on asset disposals and exchanges, net	85	72	13	18%
	43,339	45,009	(1,670)	(4%)

Operating loss	$(1,206)	$(809)	$(397)	(49%)

Hosted and Managed Services Operations
Revenues	$41,374	$22,876	$18,498	81%
Operating expenses
Cost of services and products	30,185	15,090	15,095	>100%
Selling, general and administrative expenses	9,361	6,635	2,726	41%
Depreciation, amortization and accretion	5,563	4,645	918	20%
Loss on asset disposals and exchanges, net	83	98	(15)	(15%)
	45,192	26,468	18,724	71%

Operating loss	$(3,818)	$(3,592)	$(226)	(6%)

Intercompany revenues	$(2,520)	$(2,609)	$89	3%
Intercompany expenses	(2,520)	(2,609)	89	3%

Total TDS Telecom operating income	$12,432	$11,285	$1,147	10%

TDS Telecom Highlights
Six Months Ended June 30,
(Unaudited, dollars in thousands)

			Increase (Decrease)
	2013	2012	Amount	Percent
Local Telephone Operations
Operating revenues
Residential	$138,902	$139,481	$(579)	—
Commercial	48,550	48,331	219	—
Wholesale	96,541	101,305	(4,764)	(5%)
	283,993	289,117	(5,124)	(2%)
Operating expenses
Cost of services and products	94,216	96,348	(2,132)	(2%)
Selling, general and administrative expenses	83,113	84,730	(1,617)	(2%)
Depreciation, amortization and accretion	76,548	75,612	936	1%
(Gain) loss on asset disposals and exchanges, net	(728)	202	(930)	>(100)%
	253,149	256,892	(3,743)	(1%)

Operating income	$30,844	$32,225	$(1,381)	(4%)

Competitive Local Exchange Carrier Operations
Operating revenues
Residential	$7,013	$9,126	$(2,113)	(23%)
Commercial	70,130	69,246	884	1%
Wholesale	7,544	9,872	(2,328)	(24%)
	84,687	88,244	(3,557)	(4%)
Operating expenses
Cost of services and products	44,145	45,266	(1,121)	(2%)
Selling, general and administrative expenses	31,782	33,029	(1,247)	(4%)
Depreciation, amortization and accretion	10,668	10,955	(287)	(3%)
Loss on asset disposals and exchanges, net	126	125	1	1%
	86,721	89,375	(2,654)	(3%)

Operating loss	$(2,034)	$(1,131)	$(903)	(80%)

Hosted and Managed Services Operations
Revenues	$76,938	$40,434	$36,504	90%
Operating expenses
Cost of services and products	54,999	24,864	30,135	>100%
Selling, general and administrative expenses	19,282	13,367	5,915	44%
Depreciation, amortization and accretion	11,031	8,821	2,210	25%
Loss on asset disposals and exchanges, net	113	99	14	14%
	85,425	47,151	38,274	81%

Operating loss	$(8,487)	$(6,717)	$(1,770)	(26%)

Intercompany revenues	$(5,097)	$(5,201)	$104	2%
Intercompany expenses	(5,097)	(5,201)	104	2%

Total TDS Telecom operating income	$20,323	$24,377	$(4,054)	(17%)

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	TDS Consolidated

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Cash flows from operating activities	$275,140	$224,665	$521,492	$506,910
Deduct:
Cash used for additions to property, plant and equipment	207,963	258,600	384,281	501,211
Free cash flow (1)	$67,177	$(33,935)	$137,211	$5,699

(1)     Free cash flow is defined as Cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.